Exhibit 3.3
CERTIFICATE OF FORMATION
OF
EL PASO PIPELINE GP COMPANY, L.L.C.
          This Certificate of Formation of El Paso Pipeline GP Company, L.L.C. (the “LLC”) dated as of August 1, 2007, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C.§§ 18-101, et. seq.

FIRST:	The name of the LLC formed hereby is:

El Paso Pipeline GP Company, L.L.C.

SECOND:	The address of the registered office of the LLC in the State of Delaware is:

Corporation Trust Center 1209 Orange Street New Castle County Wilmington, Delaware 19801

THIRD:	The name and address of the registered agent for service of process on the LLC in the State of Delaware are:

The Corporation Trust Company Corporation Trust Center 1209 Orange Street New Castle County Wilmington, Delaware 19801

          IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation to be executed as of the date first above written.

/s/ Susan C. Johnson
Susan C. Johnson
Authorized Person